Exhibit 21.1

XUHANG HOLDINGS LIMITED

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation

XUHANG LTD	British Virgin Islands

XUHANG (HK) LIMITED	Hong Kong

Huzhou Yinzhiya Network Technology Co., Ltd.	PRC

Wuhan Yinzhiya Network Technology Co., Ltd.	PRC

Hangzhou Xuhang Network Technology Co., Ltd.	PRC

Horgos Xumi Network Technology Co., Ltd.	PRC

Horgos Pinyue Network Technology Co., Ltd.	PRC

Hong Kong Lehui Network Technology Co., Ltd.	Hong Kong

Horgos Weizan Network Technology Co., Ltd.	PRC

Hangzhou Xingkong Internet Culture Communication Co., Ltd.	PRC

Hangzhou Jinting Conference Co., Ltd.	PRC

Jiangxi Ku’o Technology Co., Ltd.	PRC

Jiangsu Xuhang New Economy Technology Co., Ltd.	PRC

Qingdao Xuhang Digital New Economy Technology Co., Ltd.	PRC

Shanghai Xumi Digital Technology Co., Ltd.	PRC

Xiamen Xuhang Digital Technology Co., Ltd.	PRC

Shanghai Pinzhang Network Technology Co., Ltd.	PRC

Qingdao Pinzhang Network Technology Co., Ltd.	PRC

Hangzhou Pusheng Network Technology Co., Ltd.	PRC

Hangzhou Ruirong Network Technology Co., Ltd.	PRC

Hangzhou New Circle Network Technology Co., Ltd.	PRC

Xuhang Shuzhiyun Technology (Hangzhou) Co., Ltd.	PRC

Xuhang Digital (Henan) Technology Co., Ltd.	PRC

Hangzhou Xiqi Cultural Tourism Technology Co., Ltd.	PRC

Yunnan Xumi Digital Technology Co., Ltd.	PRC

Jiangxi Xuzhixing Technology Co., Ltd.	PRC

Hangzhou Youyou Culture and Tourism Technology Co., Ltd	PRC

Anhui Jiayuan Information Technology Co., Ltd.	PRC

Henan Xuhang Network Technology Co., Ltd.	PRC

Wenzhou Xumi Network Technology Co., Ltd.	PRC

Xumi (Fujian) Digital Technology Co., Ltd.	PRC

Wuhan Xuhang Digital Technology Co., Ltd.	PRC

Hubei Xuhang Shuzhi Culture Co., Ltd.	PRC

Beijing Hexian Lianjing Technology Co., Ltd.	PRC

Beijing Xuhangyi Visual Technology Co., Ltd.	PRC

Beijing Yunjia Lianjing Network Technology Co., Ltd.	PRC

Hangzhou Yongxu Lehang Digital Intelligence Technology Co., Ltd.	PRC

Hangzhou Xusheng Xinghang Network Technology Co., Ltd.	PRC

Zhongrun Xuhang (Fuzhou) E-commerce Industry Co., Ltd.	PRC